Exhibit 99.1

Akili Reports Third Quarter 2022 Financial Results and Company Update

EndeavorRx®, the world’s first FDA-authorized video game treatment, saw quarter over quarter growth in number of prescribers and volume of prescriptions; Initiated commercial launch in Q3

Raised more than $164 million in gross proceeds with business combination; Akili, Inc. now trading as Nasdaq: AKLI

BOSTON, Mass. – November 10, 2022 – Akili, Inc. (Nasdaq: AKLI), a leading digital medicine company, today reported its financial results for the quarter ended September 30, 2022, and provided an update on business progress.

“We achieved two important milestones this quarter on our path to bring digital treatments to mainstream medicine—we began trading on Nasdaq and raised funds to support our first product launch and advance our pipeline, and we transitioned from pre-launch to launch of EndeavorRx,” said Eddie Martucci, chief executive officer of Akili. “With a solid foundation and experienced team in place, Akili is well-positioned to advance our vision of EndeavorRx becoming part of routine medical care for children with ADHD.” (See below for EndeavorRx full indication and safety information.)

“Prescriptions for EndeavorRx have been written across all 50 states, and market uptake continues to grow,” said Matt Franklin, president and chief operating officer of Akili. “We have now executed the first phase of our commercial launch of EndeavorRx, hiring, training and deploying our initial sales force into priority territories to help us accelerate adoption.”

Recent Business Updates

•

Akili deployed the first wave of its EndeavorRx go-to-market sales force in the third quarter of 2022 in 14 priority territories across the U.S. with a focus on Integrated Behavioral Health Centers and pediatric providers. Akili plans to scale to additional territories over the next 18 months.

•

More than 1,300 prescriptions for EndeavorRx were written in the third quarter, representing a 71% increase over the second quarter of 2022 and a 146% increase over the third quarter of 2021. In the third quarter of 2022, 789 physicians prescribed EndeavorRx, including more than 500 new prescribers, representing a 91% gain in new prescribers over the second quarter of 2022 and a 110% increase over the third quarter of 2021. From FDA authorization through the third quarter of 2022, over 2,000 physicians prescribed EndeavorRx to patients, with prescriptions now written in every state in the U.S.

•

Akili launched the EndeavorRx Expedition product registry to obtain feedback from patients receiving the digital therapeutic, and their caregivers. This fully remote, direct-to-patient registry is open to any patient who has been prescribed EndeavorRx and is designed to provide insights into patient characteristics, usage patterns, and collection of real-world evidence. The company plans to use the data to expand the real-world evidence base for physicians, payers, and caregivers.

•

A phase 3 randomized, controlled study of Akili’s SDT-001 product candidate (the same core technology behind EndeavorRx, localized for Japanese language and culture for distribution in Japan) designed to improve measures of attention in children with ADHD was initiated in Japan. The study is being conducted by Akili’s partner, the global pharmaceutical company Shionogi & Co., Ltd.

•

In August, Akili completed its business combination with Social Capital Suvretta Holdings Corp. I and began trading on The Nasdaq Capital Market (“Nasdaq”) under the new ticker symbol “AKLI.” Akili raised more than $164 million from the transaction, before deducting transaction expenses and advisory fees, and established its new public company board of directors.

Third Quarter 2022 Financial Highlights

•

Cash position: As of September 30, 2022, Akili had $156.4 million in cash, cash equivalents, and short-term investments, compared to $45.6 million at June 30, 2022. The cash position is expected to be sufficient to fund current and planned operations until mid-2024.

•	Revenues: EndeavorRx revenues for the third quarter 2022 were $82 thousand compared to $64 thousand for the quarter ended June 30, 2022.

•

Total Operating Expenses: GAAP total operating expenses were $24.5 million for the third quarter, compared to $22.3 million for the quarter ended June 30, 2022. The increase was driven by transaction related costs allocated to earnout shares and stock-based compensation related expenses, partially offset by the timing of discretionary marketing expenditures associated with the commercialization of EndeavorRx. Non-GAAP total operating expenses were $18.3 million for the third quarter, compared to $20.3 million for the quarter ended June 30, 2022. The decrease was primarily due to lower clinical trials related expenses and timing of discretionary marketing expenditures associated with the commercialization of EndeavorRx.

•

R&D Expenses: GAAP research and development expenses were $7.6 million for the third quarter, compared to $7.4 million for the quarter ended June 30, 2022. The increase was primarily due to stock-based compensation related expenses. Non-GAAP research and development expenses were $6.2 million for the third quarter, compared to $6.5 million for the quarter ended June 30, 2022. The decrease was primarily due to lower clinical trials related expenses.

•

SG&A Expenses: GAAP selling, general, and administrative expenses were $16.9 million for the third quarter, compared to $14.9 million for the quarter ended June 30, 2022. The increase was driven by transaction related costs allocated to earnout shares and stock-based compensation related expenses, partially offset by the timing of discretionary marketing expenditures associated with the commercialization of EndeavorRx. Non-GAAP selling, general, and administrative expenses were $12.0 million for the third quarter, compared to $13.8 million for the quarter ended June 30, 2022. The decrease was driven primarily by the timing of discretionary marketing expenditures associated with the commercialization of EndeavorRx.

•

Net income (loss): GAAP net income was $53.2 million in the third quarter compared to a net loss of $22.5 million for the quarter ended June 30, 2022. The change in profitability was primarily due to the reduction of liabilities relating to the company’s earnout shares. Non-GAAP net loss was $18.5 million in the third quarter compared to a net loss of $20.5 million for the quarter ended June 30, 2022.

For additional information, please see the tables below, which include a reconciliation of the non-GAAP financial measures to GAAP financial measures.

Webcast and Conference Call

Akili will host a conference call and webcast today, Thursday, November 10, 2022, at 4:30 p.m. ET. A live audio webcast of the conference call and presentation will be available at www.akiliinteractive.com under Investor Relations, Events & Presentations. An archived version of the webcast will be available on the company’s website following the event.

To access the call, dial 877-405-1224 (toll-free) or 201-389-0848 (international) and reference “Akili Q3 Results.” International toll-free numbers are available here.

Non-GAAP Financial Measures

In addition to financial information prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes the following non-GAAP financial measures: non-GAAP total operating expenses on a historical basis, non-GAAP R&D expenses on a historical basis, non-GAAP SG&A expenses on a historical basis, and non-GAAP net loss on a historical basis. Akili derives these non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Specifically, the non-GAAP total operating expenses, non-GAAP R&D expenses, and non-GAAP SG&A expenses exclude stock-based compensation expense and transaction costs allocated to earnout shares, and non-GAAP net loss excludes stock-based compensation expense, transaction costs allocated to earnout shares, and the change in estimated fair value of earn-out liabilities. Akili’s management believes that these non-GAAP financial measures are useful to both management and investors in analyzing its ongoing business and operating performance. Management does not intend the presentation of these non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP, but as a complement to provide greater transparency. In addition, these non-GAAP financial measures may differ from similarly named measures used by other companies. A reconciliation of the non-GAAP financial measures to GAAP financial measures is included in the attached financial tables.

EndeavorRx Indication and Overview

EndeavorRx is the first-and-only FDA-authorized treatment delivered through a video game experience. EndeavorRx is indicated to improve attention function as measured by computer-based testing in children ages 8 to 12 years old with primarily inattentive or combined-type ADHD, who have a demonstrated attention issue. Patients who engage with EndeavorRx demonstrate improvements in a digitally assessed measure Test of Variables of Attention (TOVA®) of sustained and selective attention and may not display benefits in typical behavioral symptoms, such as hyperactivity. EndeavorRx should be considered for use as part of a therapeutic program that may include clinician-directed therapy, medication, and/or educational programs, which further address symptoms of the disorder. EndeavorRx is available by prescription only. It is not intended to be used as a stand-alone therapeutic and is not a substitution for a child’s medication. The most common side effect observed in children in EndeavorRx’s clinical trials was a feeling of frustration, as the game can be quite challenging at times. No serious adverse events were associated with its use. EndeavorRx is recommended to be used for approximately 25 minutes a day, 5 days a week, over initially at least 4 consecutive weeks, or as recommended by your child’s health care provider. To learn more about EndeavorRx, please visit EndeavorRx.com.

About Akili

Akili is pioneering the development of cognitive treatments through game-changing technologies. Akili’s approach of leveraging technologies designed to directly target the brain establishes a new category of medicine – medicine that is validated through clinical trials like a drug or medical device but experienced like entertainment. Akili’s platform is powered by proprietary therapeutic engines designed to target cognitive impairment at its source in the brain, informed by decades of research and validated through rigorous clinical programs. Driven by Akili’s belief that effective medicine can also be fun and engaging, Akili’s products are delivered through captivating action video game experiences. For more information, please visit www.akiliinteractive.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

These forward-looking statements include, without limitation, statements in this press release related to: our vision for EndeavorRx; the commercial launch of EndeavorRx and our plans to scale our commercialization efforts and personnel; the anticipated acceleration of market uptake and insurance coverage of EndeavorRx; the development and advancement of our pipeline of digital therapeutics product candidates for other patient populations; our plans to use data from patients and caregivers to expand the real-world evidence base; and our expectation that our existing cash, cash equivalents, and short-term investments will be sufficient to fund our current and planned operations until mid-2024. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to: our ability to successfully commercialize EndeavorRx; our ability to successfully create, and navigate, a new category of medicine and to achieve broad adoption of digital therapeutics among healthcare providers, caregivers, and patients; our ability to obtain and maintain adequate coverage and reimbursement for our digital therapeutics; our ability to continue to advance our clinical development pipeline; our ability to defend our intellectual property and satisfy various FDA and other regulatory requirements in and outside of the United States; the impact of the COVID-19 pandemic on our business; the risk of downturns and a changing regulatory landscape in the highly competitive industry in which we operate; the timing and results expected from our and our partners’ clinical trials and our reliance on third parties for certain aspects of our business; our ability to accurately estimate expenses, capital requirements, and needs for additional financing; and other risks identified in our current filings and any subsequent filings made with the Securities and Exchange Commission (SEC). We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof and should not be relied upon as representing the company’s views as of any subsequent date. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Akili, Inc.

Unaudited Condensed Consolidated Balance Sheets

	September 30,	June 30,	December 31,
	2022	2022	2021
Assets
Current assets:
Cash and cash equivalents	$89,661	$40,638	$76,899
Restricted cash	305	305	305
Short-term investments	66,696	4,987	—
Accounts receivable	30	17	29
Prepaid expenses and other current assets	4,586	5,328	2,500

Total current assets	161,278	51,275	79,733
Property and equipment, net	996	1,054	1,193
Operating lease right-of-use asset	2,760	2,686	—
Prepaid expenses and other long-term assets	—	—	11

Total assets	$165,034	$55,015	$80,937

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,486	$4,309	$2,345
Accrued expenses and other current liabilities	6,240	5,044	5,477
Deferred revenue	109	109	96
Deferred rent, short term	2	9	123
Operating lease liability	803	625	—
Note payable, short term	2,500	625	—

Total current liabilities	13,140	10,721	8,041
Note payable, long term	12,436	14,213	4,784
Operating lease liability, net of current portion	2,701	2,832	—
Corporate bond, net of bond discount	1,785	1,735	1,638
Earn-out liabilities	11,100	—	—
Deferred rent, long term	—	—	712

Total liabilities	41,162	29,501	15,175

Commitments and contingencies
Redeemable convertible preferred stock	—	300,554	291,876
Stockholders’ equity (deficit)
Common stock	8	—	—
Additional paid-in capital	347,330	—	—
Accumulated deficit	(223,473)	(275,033)	(226,114)
Accumulated other comprehensive gain (loss)	7	(7)	—

Total stockholders’ equity (deficit)	123,872	(275,040)	(226,114)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$165,034	$55,015	$80,937

Akili, Inc.

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2022	2021	2022	2021	2022
Revenues	$82	$155	$212	$377	$64
Cost of revenues	123	83	316	243	97

Gross profit (loss)	(41)	72	(104)	134	(33)
Operating expenses:
Research and development	7,554	4,756	21,216	12,739	7,358
Selling, general and administrative	16,911	13,292	47,250	28,675	14,948

Total operating expenses	24,465	18,048	68,466	41,414	22,306

Operating loss	(24,506)	(17,976)	(68,570)	(41,280)	(22,339)

Other income (expense), net	77,742	(161)	77,421	(457)	(154)

Net income (loss)	$53,236	$(18,137)	$8,851	$(41,737)	$(22,493)

Akili, Inc.

GAAP to Non-GAAP Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30
	2022	2021	2022	2021	2022
R&D Expenses	$7,554	$4,756	$21,216	$12,739	$7,358
Less Stock-Based Compensation	(1,312)	(408)	(2,762)	(920)	(845)

Non-GAAP R&D Expenses	6,242	4,348	18,454	11,819	6,513
SG&A Expenses	16,911	13,292	47,250	28,675	14,948
Less Transaction costs allocated to earnout shares	(3,046)	—	(3,046)	—	—
Less Stock-Based Compensation	(1,841)	(1,340)	(4,430)	(2,628)	(1,124)

Non-GAAP SG&A Expenses	12,024	11,952	39,774	26,047	13,824
Total Operating Expenses	24,465	18,048	68,466	41,414	22,306
Less Transaction costs allocated to earnout shares	(3,046)	—	(3,046)	—	—
Less Stock-Based Compensation	(3,153)	(1,748)	(7,192)	(3,548)	(1,969)

Non-GAAP Total Operating Expenses	18,266	16,300	58,228	37,866	20,337
Operating Loss	(24,506)	(17,976)	(68,570)	(41,280)	(22,339)
Less Transaction costs allocated to earnout shares	3,046	—	3,046	—	—
Less Stock-Based Compensation	3,153	1,748	7,192	3,548	1,969

Non-GAAP Operating Loss	(18,307)	(16,228)	(58,332)	(37,732)	(20,370)
Other income (expense), net	77,742	(161)	77,421	(457)	(154)
Less Change in estimated fair value for earn-out liabilities	(77,892)	—	(77,892)	—	—

Non-GAAP Other income (expense), net	(150)	(161)	(471)	(457)	(154)
Net Income (Loss)	53,236	(18,137)	8,851	(41,737)	(22,493)
Less Transaction costs allocated to earnout shares	3,046	—	3,046	—	—
Less Stock-Based Compensation	3,153	1,748	7,192	3,548	1,969
Less Change in estimated fair value for earn-out liabilities	(77,892)	—	(77,892)	—	—

Non-GAAP Net Loss	$(18,457)	$(16,389)	$(58,803)	$(38,189)	$(20,524)

###

Investor Contact:

Joshua Young

VP, Investor Relations

jyoung@akiliinteractive.com

Media Contact:

Julie DiCarlo

SVP, Communications

julie@akiliinteractive.com